UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re KIT digital, Inc., Debtor.	Chapter 11 Case No. 13-11298 (REG)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING

THE THIRD AMENDED PLAN OF REORGANIZATION OF KIT DIGITAL, INC.

KIT digital, Inc., as debtor and debtor in possession (the “Debtor”), having proposed and filed the First Amended Plan of Reorganization, dated as of June 15, 2013 [Dkt. No. 231], the Debtor’s First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated June 15, 2013 [Dkt. 233] (as amended, the “Disclosure Statement”), the Second Amended Plan of Reorganization, dated as of August 1, 2013 [Dkt. No. 412], and the Third Amended Plan of Reorganization, dated August 4, 2013 [Dkt No. 430] (as subsequently amended, modified, or supplemented, the “Plan”); and the Ballots1 for voting on the Plan, having been approved by the Court and transmitted to Holders of Claims and/or Interests in Class 2, Class 4, Class 5, Class 6, and Class 7 in accordance with that certain Order Approving (I) the Disclosure Statement; (II) the Voting Record Date, Voting Deadline, and Other Dates; (III) Procedures for Soliciting, Receiving, and Tabulating Votes on the Plan and for Filing Objections to the Plan; and (IV) the Manner and Forms of Notice and Other Related Documents, dated June 17, 2013 [Dkt. No. 237] (the “Solicitation Order”); upon the arguments of counsel and the evidence proffered or adduced at the Confirmation Hearing; and after due deliberation and sufficient cause appearing therefor, it is FOUND AND DETERMINED THAT:

[1]	All capitalized terms used and not otherwise defined in this Confirmation Order shall have the meanings ascribed to them in the Plan.

A.           The Debtor has provided appropriate notice of the Confirmation Hearing to Holders of Claims against and Interests in the Debtor and other parties in interest, in compliance with the Solicitation Order, the Bankruptcy Code, and the Bankruptcy Rules, as established by among other things, the Affidavit of Jeffrey L. Pirrung on behalf of American Legal Claim Services, LLC, dated July 2, 2013 [Dkt. No. 291] (the “Solicitation Affidavit”).

B.           The Court has reviewed and considered the entire record of the Confirmation Hearing, including, without limitation, the Plan; the Disclosure Statement; the Solicitation Order; the Solicitation Affidavit; the following declarations: (i) the Declaration of Jeffrey L. Pirrung Certifying Vote on and Tabulation of Ballots Accepting and Rejecting the First Amended Plan of Reorganization of KIT digital, Inc., dated July 22, 2013 [Dkt. No. 376] (the “Plan Vote Certification”), (ii) the Declaration of William Lee Counselman Jr. in Support of Confirmation of Debtor’s Second Amended Plan of Reorganization, dated August 2, 2013 [Dkt. No. 422], (iii) the Declaration of Fabrice Hamaide in Support of Confirmation of the Debtor’s Plan of Reorganization, dated August 2, 2013 [Dkt. No. 424], and (iv) the Supplemental Declaration of Fabrice Hamaide in Support of Confirmation of the Debtor’s Plan of Reorganization, dated August 4, 2013 [Dkt. No. 429]; and the Settled Order Approving (A) the Debtor’s Entry into a Plan Support Agreement and (B) Approving Expense Reimbursement and Break Up Fee to the Plan Sponsor Group [Dkt. No. 238] (the “Plan Support Agreement Order”); and all related documents.

C.           The Court is fully familiar with, and has taken judicial notice of, the entire record of the Chapter 11 Case, and is familiar with the Plan and the other relevant factors affecting the Chapter 11 Case.

FINDINGS OF FACT AND CONCLUSIONS OF LAW

D.           Findings and Conclusions. The findings and conclusions set forth in this Confirmation Order and in the record of the Confirmation Hearing constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

Jurisdiction and Venue

E.           Exclusive Jurisdiction; Venue; Core Proceeding. The Bankruptcy Court has jurisdiction over this Chapter 11 Case pursuant to 28 U.S.C. §§ 157 and 1334. Venue in this Bankruptcy Court is proper under 28 U.S.C. §§ 1408 and 1409. This matter constitutes a core proceeding under 28 U.S.C. § 157(b)(2)(A), (L), (N) and (O) and this Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

F.           Judicial Notice. The Bankruptcy Court takes judicial notice of the docket in this Chapter 11 Case maintained by the clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered, and adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Case.

G.           Retention of Jurisdiction. The Bankruptcy Court finds and concludes that the Bankruptcy Court’s retention of jurisdiction as set forth in Article XI of the Plan is consistent with 28 U.S.C. §§ 157 and 1334.

Notice, Solicitation and Acceptance

H.           Adequate Notice of Confirmation Hearing. In accordance with Bankruptcy Rules 2002, 3019 and 9019 and the Solicitation Order, the Bankruptcy Court finds and concludes that (a) proper, timely and adequate notice of the time for filing objections to the Plan was provided, and (b) proper, timely and adequate notice of the Confirmation Hearing was provided to all Holders of Claims and Interests. No other or further notice of the Confirmation Hearing is necessary or required.

I.           Adequate Information. The Bankruptcy Court finds and concludes that the solicitation of acceptances of the Plan was conducted after disclosure of “adequate information” as defined in Bankruptcy Code § 1125(a) and in accordance with the Solicitation Order.

J.           Good Faith Solicitation (11 U.S.C. § 1125(e)). The Bankruptcy Court finds and concludes that the Debtor has solicited acceptances of the Plan in good faith and in compliance with the Bankruptcy Code. The Disclosure Statement, the Plan, the Ballots, the Solicitation Order, and the Confirmation Hearing Notice were transmitted and served in compliance with the Solicitation Order, the Bankruptcy Rules, and the Local Rules for the United States Bankruptcy Court for the Southern District of New York (the “Local Rules”). Such transmittal and service were adequate and sufficient and no other or further notice shall be required. The Debtor and each of its agents, directors, officers, employees, financial advisors, attorneys, and other professionals are deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the solicitation of the Plan, and, therefore, are not and shall not, on account of such issuance or solicitation, be liable at any time for the violation of any law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the distribution or dissemination of any information contained in the Plan, the Disclosure Statement, and any and all related documents. The Debtor has complied with the Solicitation Order in all respects.

K.          Voting. As evidenced by the Plan Vote Certification, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the Solicitation Order.

L.           Plan Supplement. On July 12, 2013, the Debtor filed its Notice of Filing Plan Supplement in Support of Debtor’s First Amended Plan of Reorganization [Dkt. No. 317] (as amended, modified or supplemented from time to time, the “Plan Supplement”) which included, among other things, substantially final forms of (i) Reorganized KDI’s Amended and Restated Certificate of Incorporation; (ii) Reorganized KDI’s Amended and Restated Bylaws; (iii) a Reorganized KDI Warrant Agreement between Reorganized KDI and Continental Stock Transfer & Trust Company; and (iv) a Litigation Warrant Agreement between Reorganized KDI and Continental Stock Transfer & Trust Company. Thereafter, the Debtor amended the Plan Supplement on August 1, 2013 (See Notice of First Amended Plan Supplement [Dkt. No. 411] (the “Amended Plan Supplement”) and on August 2, 2013 [Dkt. No. 425], which supplement included the Assumed Contract Schedule and the Rejected Contract Schedule. All such materials comply with the Plan, and the filing and notice of such documents is good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws and regulations, and no other or further notice is or shall be required.

M.           Bankruptcy Rule 3016(a). In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtor and the Plan Sponsor Group as the proponents of the Plan.

Compliance with Bankruptcy Code § 1129

N.           Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). In accordance with Bankruptcy Code § 1129(a)(1), the Bankruptcy Court finds and concludes that the Plan complies with the applicable provisions of the Bankruptcy Code:

(a)          Compliance with 11 U.S.C. §§ 1122, 1123(a). In accordance with Bankruptcy Code §§ 1122(a) and 1123(a), the Bankruptcy Court finds and concludes that the Plan, in addition to Administrative Claims, Priority Tax Claims and DIP Facility Claims, which need not be classified, classifies seven Classes of Claims and Interests for the Debtor. The Claims and Interests allocated to each Class are substantially similar to other Claims and Interests, as applicable, in each such Class, and such Classes do not unfairly discriminate among Holders of Claims and Interests. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Interest under the Plan.

(i)           Specified Unimpaired Classes – 11 U.S.C. § 1123(a)(2). Section 3.02 of the Plan specifies that Classes 1 and 3 of the Plan are unimpaired under the Plan, thereby satisfying Bankruptcy Code § 1123(a)(2).

(ii)         Specified Treatment of Impaired Classes – 11 U.S.C. § 1123(a)(3). Section 3.02 of the Plan designates Class 2 (WTI Secured Claims), Class 4 (General Unsecured Claims), Class 5 (Securities Litigation Claims), Class 6 (Subordinated Claims) and Class 7 (Interests) as impaired, and Article 4 of the Plan specifies the treatment of Claims and Interests in such Classes, thereby satisfying Bankruptcy Code § 1123(a)(3).

(iii)        No Discrimination – 11 U.S.C. §1123(a)(4). The Plan provides the same treatment for each Claim or Interest of a particular Class, unless the Holder of a particular Claim or Interest agreed to less favorable treatment of its respective Claim or Interest, thereby satisfying Bankruptcy Code § 1123(a)(4).

(iv)        Implementation of the Plan – 11 U.S.C. § 1123(a)(5). The Plan and the various documents and agreements referred to therein or set forth in the Plan Supplement provide adequate and proper means for the Plan’s implementation, including, without limitation, (i) the compromise and settlement of all Claims, Interests and controversies, (ii) the authorization and issuance of all plan-related securities and documents, including, without limitation, Reorganized KDI Class A1 Common Stock, Reorganized KDI Class A2 Common Stock, Reorganized KDI Class B Common Stock, Reorganized KDI Warrants, and Litigation Warrants, without the need for any further corporate action, (iii) except as expressly provided in the Plan, the cancellation of all notes, instruments, certificates evidencing debts to or Interests in the Debtor, (iv) the appointment of a Board of Directors of Reorganized KDI and (v) the cancellation of any Lien securing any Secured Claim with respect to Class 2 (WTI Secured Claims), thereby satisfying Bankruptcy Code § 1123(a)(5).

(v)         Nonvoting Equity Securities – 11 U.S.C. § 1123(a)(6). The Amended and Restated Certificate of Incorporation of Reorganized KDI, which is included in the Plan Supplement, prohibits the issuance of non-voting equity securities, thereby satisfying Bankruptcy Code § 1123(a)(6), and authorizes the issuance of three Classes of Reorganized KDI Common Stock. The Amended and Restated Certificate of Incorporation of Reorganized KDI and the amended and restated Governance Documents satisfy the provisions of the Bankruptcy Code.

(vi)        Selection of Officers and Directors – 11 U.S.C. § 1123(a)(7). Section 5.11 and Section 5.12 of the Plan contain provisions with respect to the selection of a Board of Directors and officers of Reorganized KDI that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying Bankruptcy Code § 1123(a)(7).

(b)          Compliance with 11 U.S.C. § 1123(b). As permitted by Bankruptcy Code § 1123(b), the Plan: (a) impairs the rights of the Holders of Classes of Claims and Interests; (b) provides procedures for the assumption or rejection of executory contracts and unexpired leases pursuant to Bankruptcy Code § 365(b); (c) provides for the settlement or adjustment of Claims or Interests belonging to the Debtor or its Estate; (d) incorporates procedures for resolving disputed, contingent and unliquidated Claims; (e) contains procedures for making distributions to Allowed Claims and establishing reserves for Claims that have not become Allowed Claims; (f) releases certain Claims and Causes of Action against the Released Persons, including the members of the Plan Sponsor Group; (g) enjoins certain acts by Holders of Claims or Interests; (h) exculpates the Released Persons from certain Claims and Causes of Action; (i) provides for Reorganized KDI’s issuance of securities; and (j) includes other appropriate provisions not inconsistent with the applicable provisions of the Bankruptcy Code. The failure to specifically address a provision of the Bankruptcy Code in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

(c)          The Debtor Is Not An Individual – 11 U.S.C. §1123(c). The Debtor is not an individual and, accordingly, Bankruptcy Code § 1123(c) is inapplicable to this Chapter 11 Case.

(d)          Cure of Defaults – 11 U.S.C. §1123(d). Section 7.02 of the Plan provides for the satisfaction of Cure Costs associated with each executory contract and unexpired leases to be assumed pursuant to the Plan in accordance with Bankruptcy Code § 365(b)(1). All Cure Costs will be determined in accordance with the underlying agreements and applicable bankruptcy and nonbankruptcy law. Thus, the Plan complies with Bankruptcy Code § 1123(d).

O.           Debtor’s Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). In accordance with Bankruptcy Code § 1129(a)(2), the Bankruptcy Court finds and concludes that the Debtor has complied with the applicable provisions of the Bankruptcy Code, thereby satisfying Bankruptcy Code § 1129(a)(2). Specifically:

(a)          The Debtor is a proper debtor under Bankruptcy Code § 109;

(b)          The Debtor has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of this Court; and

(c)          The Debtor has complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Solicitation Order in transmitting the Plan, the Disclosure Statement, the Ballots and all related documents and notices, and in soliciting and tabulating votes on the Plan.

P.           Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). In accordance with Bankruptcy Code § 1129(a)(3), the Bankruptcy Court finds and concludes that the Debtor and the Plan Sponsor Group have proposed the Plan (including the Plan Support Agreement and all other agreements, documents and instruments necessary to effectuate the Plan) in good faith and not by any means forbidden by law, and the Debtor and the Plan Sponsor Group have acted, and are presently acting, in good faith in conjunction with all aspects of the Plan. All transactions contemplated by the Plan were negotiated and consummated at arm’s length, without collusion, and in good faith and represent the culmination of months of extensive negotiations and discussions among parties in interest. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the facts and records of this Chapter 11 Case and the totality of the circumstances surrounding the formulation of the Plan and the solicitation of the Plan, the Disclosure Statement and the hearing thereon and the record of the Confirmation Hearing and other proceedings held in this Chapter 11 Case. The Debtor filed the Chapter 11 Case and proposed the Plan with legitimate and honest purposes including, among other things, (1) facilitating the successful reorganization of the Debtor around its core profitable subsidiaries, (2) the efficient and economic resolution of pending litigation against the Debtor and other disputes between the Debtor and parties in interest concerning Claims, Interests, distributions and releases; (3) maximizing the recovery to Holders of Allowed Claims and Interests; and (4) aiding the reorganization of the Debtor and the Estate through the issuance of new plan securities pursuant to Bankruptcy Code § 1145. Furthermore, the Plan’s classification, indemnification, exculpation, release, settlement and injunction provisions, including without limitation Sections 12.01, 12.02, 12.03, 12.04 and 12.05 of the Plan, have been negotiated in good faith and at arms’ length, consistent with Bankruptcy Code §§ 105, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142.

Q.           Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). In accordance with Bankruptcy Code § 1129(a)(4), the Bankruptcy Court finds and concludes that all payments made or to be made by the Debtor or by a Person acquiring property under the Plan, for services or for costs and expenses in, or in connection with, this Chapter 11 Case, or in connection with the Plan and incident to this Chapter 11 Case, have been approved by, or are subject to approval of, the Bankruptcy Court as reasonable, unless otherwise ordered by the Bankruptcy Court. The Court retains jurisdiction to hear and determine all applications for Professional fees and Professional Fee Claims incurred on or before the Effective Date.

R.           Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtor has disclosed the identities and affiliations of the initial members of the Board of Directors of Reorganized KDI, to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of Holders of Claims against and Interests in the Debtor and with public policy. Upon and following the Effective Date, the Board of Directors of Reorganized KDI shall be comprised of the individuals set forth in the Plan Supplement and such additional directors as may be designated consistent with the terms of the Reorganized Plan and the Plan Support Agreement. Except as otherwise provided in the Plan Supplement, the officers of the Debtor immediately before the Effective Date shall serve as the initial officers of the Debtor on or after the Effective Date in accordance with any employment agreement with the Debtor and applicable non-bankruptcy law. After the Effective Date, the selection of officers of Reorganized KDI shall be as provided in the Governance Documents. The identity of any insider that will be employed or retained by Reorganized KDI and the nature of such insider’s compensation has also been disclosed, to the extent applicable.

S.           No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate change that requires regulatory approval. Thus, Bankruptcy Code § 1129(a)(6) is not applicable to this Case.

T.           Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). In accordance with Bankruptcy Code § 1129(a)(7), the Bankruptcy Court finds and concludes that with respect to Impaired Classes of Claims or Interests (i.e., Classes 2, 4, 5, 6 and 7), each Holder of a Claim or Interest has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

U.           Acceptance or Rejection of Certain Classes (11 U.S.C. § 1129(a)(8)). In accordance with Bankruptcy Code § 1129(a)(8), the Bankruptcy Court finds and concludes that: (1) Class 1 and Class 3 are Unimpaired under the Plan, and pursuant to Bankruptcy Code § 1126(f), are conclusively presumed to have accepted the Plan; (2) Classes 2, 4 and 7 are Impaired Classes that have accepted the Plan in accordance with Bankruptcy Code § 1126(c) and (d); (3) Class 5 is an Impaired Class and no Ballots were received with respect to Class 5; and (4) Class 6 is an Impaired Class that has rejected the Plan. Although Bankruptcy Code § 1129(a)(8) has not been satisfied with respect to Class 6 (Subordinated Claims), the Plan is nevertheless confirmable because the Plan satisfies Bankruptcy Code § 1129(b) with respect to that Class.

V.            Treatment of Administrative and Priority Claims (11 § U.S.C. § 1129(a)(9)). The Bankruptcy Court finds and concludes that the Plan’s treatment of Administrative Expenses (including but not limited to DIP Facility Claims, Professional Fee Claims, Cure Costs and substantial contribution claims) and Priority Tax Claims pursuant to Sections 2.01, 2.02 and 2.05 of the Plan, satisfies the requirements set forth in Bankruptcy Code § 1129(a)(9)(A), (C), and (D) of the Bankruptcy Code, as applicable. The treatment of other Priority Non-Tax Claims pursuant to Section 4.01 of the Plan satisfies the requirements of Bankruptcy Code § 1129(a)(9)(B). The Debtor has sufficient Cash from the Purchase Price to be paid by the Plan Sponsor Group to pay Allowed Administrative, Allowed Priority Tax and Allowed Priority Non-Tax Claims.

W.            Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). In accordance with Bankruptcy Code § 1129(a)(10), the Bankruptcy Court finds and concludes that Class 2 (Secured WTI Claims) and Class 4 (General Unsecured Claims) voted to accept the Plan by the requisite majorities, determined without including acceptances of the Plan by any insider. Accordingly, the requirements of Bankruptcy Code § 1129(a)(10) have been satisfied.

X.           Feasibility (11 U.S.C. § 1129(a)(11)). The Disclosure Statement and the other evidence proffered or adduced at the Confirmation Hearing with respect to feasibility is persuasive and credible, has not been controverted by other evidence, and establishes that the Plan is feasible and that there is a reasonable prospect of Reorganized KDI being able to meet its financial obligations in the ordinary course and that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of Reorganized KDI, thereby satisfying the requirements of Bankruptcy Code § 1129(a)(11).

Y.           Payment of Statutory Fees (11 U.S.C. § 1129(a)(12)). In accordance with Bankruptcy Code § 1129(a)(12), the Bankruptcy Court finds and concludes that, to the extent that fees payable to the United States Trustee under 28 U.S.C. § 1930 have not been paid, the Plan provides for the payment of all such fees on the Effective Date and thereafter as may be required.

Z.           Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). The Plan provides for the continuation after the Effective Date of payment of all “retiree benefits”, as defined in Bankruptcy Code § 1114, in accordance with Bankruptcy Code § 1129(a)(13).

AA.          Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtor is not required to pay any domestic support obligations. Thus, Bankruptcy Code § 1129(a)(14) is not applicable.

BB.          Individual Cases Subject to Objection by Unsecured Creditor (11 U.S.C. § 1129(a)(15)). The Debtor is not an individual. Thus, Bankruptcy Code § 1129(a)(15) is not applicable.

CC.          Transfers of Property Pursuant to Non-Bankruptcy law (11 U.S.C. § 1129(a)(16)). The Debtor is a moneyed business or commercial corporation. Thus, Bankruptcy Code § 1129(a)(16) is not applicable.

DD.          Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). Class 6 (Subordinated Claims) voted to reject the Plan. Based on the Disclosure Statement and the evidence adduced or presented at the Confirmation Hearing, the Plan does not discriminate unfairly and is fair and equitable with respect to Class 6 as required by Bankruptcy Code § 1129(b). Upon Confirmation of the Plan and the occurrence of the Effective Date, the Plan shall be binding upon the members of Class 6 (Subordinated Claims).

EE.          Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in the Chapter 11 Case, and accordingly, Bankruptcy Code § 1129(c) is inapplicable to this Chapter 11 Case.

FF.          Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The Bankruptcy Court finds and concludes that the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, and there has been no objection filed by any governmental unit asserting such avoidance.

GG.          Small Business Case – 11 U.S.C. § 1129(e). This Chapter 11 Case is not a “small business case” as that term is defined in the Bankruptcy Code, and, accordingly, Bankruptcy Code § 1129(e) is inapplicable.

HH.          Good Faith Solicitation – 11 U.S.C. § 1125(e). Based on the record before the Bankruptcy Court in the Chapter 11 Case, the Debtor, the Plan Sponsor Group and their respective officers, directors, members, managers, employees, equity holders, partners, Affiliates, advisors, attorneys, consultants, agents, professionals, representatives, or any of their successors or assigns have acted in “good faith” within the meaning of Bankruptcy Code § 1125(e) in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the Solicitation Order in connection with all their respective activities relating to the solicitation of acceptances or rejections of the Plan and their participation in the activities described in Bankruptcy Code § 1125 and are entitled to the protections afforded by Bankruptcy Code § 1125(e) and the exculpation provisions set forth in Section 12.05 of the Plan.

II.          Based on the foregoing, the proponents of the Plan have met their burden of proving the elements of Bankruptcy Code § 1129.

Modifications to the Plan

JJ.          The Bankruptcy Court finds and concludes that all modifications made to the Plan after solicitation of votes on the Plan had commenced, as reflected in this Confirmation Order, as set forth on the record at the Confirmation Hearing, or as reflected in the Plan, satisfy the requirements of Bankruptcy Code § 1127(a) and Bankruptcy Rule 3019, are not material or do not adversely affect the treatment and rights of the Holders of any Claims or Interests under the Plan who have not otherwise accepted such modifications. Accordingly, the Debtor has satisfied Bankruptcy Code § 1127(c) and Bankruptcy Rule 3019 with respect to the Plan, as modified; and Holders of Claims or Interests that have accepted or rejected the Plan (or are deemed to have accepted or rejected the Plan) are deemed to have accepted or rejected, as the case may be, the Plan as modified on the date of this Confirmation Order, pursuant to Bankruptcy Code § 1127(d) and Bankruptcy Rule 3019.

Transactions Pursuant to the Plan

KK.          Bankruptcy Rule 9019 Settlements. The Bankruptcy Court finds and concludes that pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Impaired Claims against and Interests in the Debtor. Such compromises and settlements are made in exchange for consideration and are in the best interests of the Holders of Impaired Claims and Interests, are within the range of possible litigation outcomes, are fair, equitable, reasonable, and are integral elements of the restructuring and resolution of the Chapter 11 Case in accordance with the Plan. The Bankruptcy Rule 9019 settlements provided in the Plan are approved and shall be implemented pursuant to the Plan.

LL.          Releases, Exculpation and Injunction. The Bankruptcy Court has jurisdiction under sections 1334 (a) and (b) of title 28 of the United States Code to approve the injunctions or stays, injunctions against interference with the Plan, releases and exculpations set forth in the Plan, including but not limited to those set forth in Sections 12.01, 12.02, 12.03, 12.04 and 12.05 of the Plan. Bankruptcy Code § 105(a) permits issuance of the injunction and approval of the releases set forth in the Plan, including those set forth in Article 12 of the Plan if, as has been established here based upon the record in the Chapter 11 Case and the evidence presented at the Confirmation Hearing, such provisions (1) were given in exchange for good and valuable consideration, (2) were integral to the Plan Sponsor Group agreeing to enter into the Plan Support Agreement and essential to the formulation and implementation of the Plan and the agreements among the various parties in interests set forth therein, all as provided in Bankruptcy Code § 1123, (3) confer substantial benefits on the Debtor and its Estate, (4) are fair, equitable and reasonable, and (5) are in the best interests of the Debtor, its Estate and parties in interest. The failure to effect the release provisions of the Plan would impair the Debtor’s ability to confirm the Plan. Pursuant to Bankruptcy Code § 1123(b)(3) and Bankruptcy Rule 9019(a), the inunctions, releases and exculpations set forth in the Plan, including in Article 12 of the Plan, and implemented by this Confirmation Order are fair, equitable, reasonable, and in the best interests of the Debtor, Reorganize KDI, their Estates, creditors and equity holders. The releases of the Released Parties under the Plan are fair to holders of Claims and Interests, are necessary to the proposed reorganization, and are given in exchange for, and supported by, fair, sufficient and adequate consideration provided by each and all of the parties receiving such release. Further, the releases in the Plan do not relieve any Released Party from Claims or Causes of Action arising out of or relating to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud. The exculpation granted under the Plan is reasonable in scope as the exculpation provision does not relieve any party from any claim, obligation, cause of action or liability for any claim arising out of willful misconduct or gross negligence. The record at the Confirmation Hearing and the Chapter 11 Case is sufficient to support the injunctions, releases and exculpations provided for in the Plan and the failure to implement the injunctions, exculpations and releases would seriously impair the Debtor’s ability to confirm the Plan. Accordingly, based upon the record of the Chapter 11 Case and the representations of the parties, the Bankruptcy Court finds that the injunctions, exculpations and releases set forth in the Plan are consistent with the Bankruptcy Code and applicable law.

MM.          Plan Provisions Valid and Binding. The Bankruptcy Court finds and concludes that, upon entry of this Confirmation Order, each term and provision of the Plan is valid, binding, and enforceable pursuant to its terms.

NN.          Plan Documents Valid and Binding. The Bankruptcy Court finds and concludes that any and all documents necessary to implement the Plan, including those contained in the Plan Supplement, have been negotiated in good faith and at arms’ length, and shall be, upon completion of documentation and execution, valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

OO.          Executory Contracts and Unexpired Leases. The Debtor has exercised its reasonable business judgment in determining whether to assume or reject executory contracts and unexpired leases pursuant to Section 7.01 of the Plan. Each assumption of an executory contract or unexpired lease pursuant to Section 7.01 of the Plan shall be legal, valid and binding, all to the same extent as if such assumption had been effectuated pursuant to an order of the Bankruptcy Court under Bankruptcy Code § 365 entered before entry of the Confirmation Order. Moreover, the Debtor shall cure, or provide adequate assurances that Reorganized KDI will cure, defaults (if any) under or relating to each of the executory contracts and unexpired leases that are being assumed by Reorganized KDI pursuant to the Plan.

PP.          Good Faith. The Debtor, Reorganized KDI, the Official Committee of Unsecured Creditors of the Debtor, the Official Committee of Equity Security Holders of the Debtor, the members of the Plan Sponsor Group, the DIP Facility Lender and WTI and all of their respective members, officers, directors, agents, financial advisers, attorneys, employees, equity holders, partners, affiliates, and representatives will be acting in good faith if they proceed to (1) Consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby and (2) take the actions authorized and directed by this Confirmation Order.

QQ.          Conditions Precedent to Effective Date. The conditions precedent to the Effective Date set forth in Section 9.01 of the Plan may be waived by the Debtor and the members of the Plan Sponsor Group, without notice or order of the Bankruptcy Court.

RR.          Objections. All parties have had a full and fair opportunity to litigate all issues raised, or which might have been raised, in the objections to the Plan and the objection have been fully and fairly litigated.

SS.          Compliance with Bankruptcy Rule 3016. In accordance with Bankruptcy Rule 3016, the Bankruptcy Court finds and concludes that the Plan and Disclosure Statement adequately describe in specific and conspicuous language all acts to be enjoined and identify the Persons that will be subject to the injunction.

TT.          Retention of Jurisdiction. The Bankruptcy Court may, and upon the Effective Date shall, retain exclusive jurisdiction over all matters arising out of, and related to the Chapter 11 Case, including the matters set forth in Article 9 of the Plan and Bankruptcy Code § 1142.

Miscellaneous Provisions

UU.           The Bankruptcy Court finds that Confirmation of the Plan is in the best interests of the Debtor, its Estate, Holders of Claims and Interests, and all other parties in interest.

ORDER

Based on the foregoing Findings of Fact and Conclusions of Law, it is hereby

ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

1.          Notice of the Confirmation Hearing. Notice of the Confirmation Hearing complied with the terms of the Solicitation Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Case, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

2.          Solicitation. The solicitation of votes on the Plan was done in good faith, complied with the Solicitation Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Case, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Solicitation Order, and applicable non-bankruptcy law. The Debtor and each of its respective directors, officers, employees, agents, advisors, professionals, and attorneys have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

3.          Ballots. The forms of Ballots are in compliance with Bankruptcy Rule 3018(c).

4.          Confirmation. The Plan, as attached to this Confirmation Order, and each of its provisions, as modified pursuant to Bankruptcy Code § 1127, IS HEREBY APPROVED AND CONFIRMED under Bankruptcy Code § 1129. The terms of the Plan, Plan Supplement and Plan Documents each as may be modified, are incorporated by reference into, and are an integral part of, the Plan and this Confirmation Order. The Plan complies with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules relating to and regarding confirmation.

5.          Modifications to the Plan. The modifications to the Plan constitute technical changes and do not materially adversely affect or change the treatment of any Claims or Interests. Accordingly, pursuant to Bankruptcy Rule 3019 and in accordance with the Solicitation Order, such modifications do not require additional disclosure under Bankruptcy Code § 1125 or re-solicitation of votes under Bankruptcy Code § 1126, nor do they require that holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Holders of Claims or Interests who voted to accept the solicitation version of the Plan are deemed to accept the Plan as modified. Prior to the Effective Date, the Debtor may make additional appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court.

6.          Plan Supplement. The documents contained in the Plan Supplement (including all amendments thereto) (including (i) Reorganized KDI’s Amended and Restated Certificate of Incorporation; (ii) Reorganized KDI’s Amended and Restated Bylaws; (iii) the Reorganized KDI Warrant Agreement between Reorganized KDI and Continental Stock Transfer & Trust Company; and (iv) a Litigation Warrant Agreement between Reorganized KDI and Continental Stock Transfer & Trust Company) and the Exhibits to the Plan and any amendments, modifications and supplements thereto, and the execution, delivery and performance thereof by the Debtor, are authorized and approved.

7.          Objections. All objections that have not been withdrawn, waived or settled, and all reservations of rights pertaining to Confirmation of the Plan included therein, are overruled on the merits for the reasons set forth herein and stated on the record of the Confirmation Hearing.

8.          Binding Effect. The Plan, its provisions and this Confirmation Order shall be, and hereby are, binding upon and inure to the benefit of the Debtor, the Plan Support Group, and all present and former Holders of Claims against or Interests in the Debtor, together with their respective successors and assigns, whether or not the Claims or Interests of such Holders are impaired under the Plan and whether or not such Holders, as applicable, have accepted the Plan.

9.          Omission of Reference to Particular Plan Provisions. The failure to specifically describe or include any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be approved and confirmed in its entirety.

10.         Continued Existence and Vesting of Property. Except as otherwise provided in the Plan or this Confirmation Order, upon the Effective Date, (a) the Debtor shall continue to exist with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable state law, and (b) all property of the Debtor (including, but not limited to, the Debtor’s respective interests in any non-Debtor subsidiary or Affiliate to the extent that any such non-Debtor subsidiary or Affiliate has not been dissolved, sold, or otherwise transferred under applicable law prior to the Effective Date), wherever situated, shall vest in Reorganized KDI. Reorganized KDI may operate the Debtor’s business, incur debt and other obligations in the ordinary course of its business, and may otherwise use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Bankruptcy Court. After the Effective Date, all property retained by Reorganized KDI pursuant hereto shall be Free and Clear, except for (i) as is contemplated by or provided in the Plan or this Confirmation Order; (ii) the obligation to perform according to the Plan and this Confirmation Order; and (iii) the respective Claims, debts, Liens, security interests, encumbrances, and interests of those Holders of Allowed Claims in Class 3 whose Allowed Other Secured Claims the Debtor elects to Reinstate.

11.         Plan Classification Controlling. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of distributions to be made thereunder. The classifications set forth on the Ballots tendered to or returned by the Holders of Claims or Interests in connection with voting on the Plan: (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtor.

12.         DIP Facility Claim. On the Effective Date, the principal outstanding amount of the DIP Facility Claim shall convert into Reorganized KDI Class A Common Stock as set forth under the Plan. All accrued and unpaid interest shall be paid in full in Cash on the Effective Date. Upon compliance with the preceding sentence, all liens and security interests granted to secure the DIP Facility shall be deemed cancelled and shall be of no further force and effect and each Allowed DIP Facility Claim shall be deemed to be fully satisfied, settled, released and compromised.

13.         Implementation of the Plan. The Debtor and Reorganized KDI may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates of incorporation, merger, or consolidation with the appropriate governmental authorities pursuant to applicable law; and (d) all other actions that the Debtor, or Reorganized KDI determines are necessary or appropriate.

14.         Authorization and Issuance of Plan Securities. The Debtor and Reorganized KDI, as applicable, are authorized to issue all plan-related securities and documents, including, without limitation, the Reorganized KDI Common Stock, the Reorganized KDI Warrants and the Litigation Warrants and any entitlements to purchase such plan-related securities, without the need for any further corporate action and all of the shares of Reorganized KDI Common Stock and Warrants and other securities issues pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable.

15.         Exemption from Registration. The Reorganized KDI Warrants and the Litigation Warrants (and the Reorganized KDI Class A Common Stock issued upon the exercise of such Warrants) shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to Bankruptcy Code § 1145 or other applicable law requiring registration before the offering, issuance, distribution or sale of securities. In addition, the Reorganized KDI Class B Common Stock shall be exempt from registration under any federal (including the Securities Act), state or local law, rule or regulation pursuant to Section 4(2) of the Securities Act or other applicable law requiring registration before the offering, issuance, distribution or sale of securities.

16.         Compromise of Controversies and Settlement of Claims and Interests. Pursuant to Bankruptcy Code §§ 363 and 1123(b)(3) and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The entry of this Confirmation Order constitutes this Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by this Court that such compromise or settlement is in the best interests of the Debtor, its Estate, and holders of Claims and Interests and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Code §§ 363 and 1123(b)(3) and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, prior to the Effective Date, the Debtor and after the Effective Date, Reorganized KDI, may compromise and settle Claims against the Debtor or Reorganized KDI.

17.         Plan Distributions. The provisions of Article VI of the Plan, including, without limitation, the provisions governing distributions, are fair and reasonable and are approved. The Disbursing Agent(s) shall make distributions pursuant to the procedures established by Article VI of the Plan.

18.         Cancellation of Existing Securities and Agreements. Pursuant to Sections 5.06 and 5.15 of the Plan, all notes, instruments, certificates evidencing debt to or interests in, the Debtor, including, without limitation, the DIP Facility, the WTI Loan, the Debtor’s Interests, including, without limitation, any and all options or rights to exercise warrants or options or to otherwise acquire any KDI Common Stock or any other Interest in the Debtor shall be cancelled and the obligations of the Debtor thereunder shall be discharged pursuant to the Plan.

19.         Reorganized KDI Board of Directors. Pursuant to Section 5.11 of the Plan, upon and following the Effective Date, Reorganized KDI shall have a five-person Board of Directors consisting of the following designations: (i) three (3) directors to be designated by the Plan Support Group, (ii) one (1) independent director to be selected by the Plan Sponsor Group, and (iii) one (1) director to be the Chief Executive Officer of Reorganized KDI. The members of the Board of Reorganized KDI have been identified in the Plan Supplement in accordance with Bankruptcy Code § 1129(a)(5). On the Effective Date, the terms of the current members of the Debtor’s board of directors shall expire.

20.         Officers of Reorganized KDI. Except as otherwise provided in the Plan Supplement, the officers of the Debtor immediately prior to the Effective Date shall serve as the initial officers of Reorganized KDI on or after the Effective Date in accordance with any employment agreement with the Debtor and applicable non-bankruptcy law. After the Effective Date, the selection of officers of Reorganized KDI shall be as provided in the Governance Documents.

21.         Other Transactions. In the discretion of the Debtor or Reorganized KDI, as applicable, whether prior to or after the Effective Date, the Debtor or Reorganized KDI may (a) cause any or all of its Affiliates to be liquidated or merged into the Debtor or another subsidiary or dissolved pursuant to the Plan, (b) change the name of the Debtor to Piksel or such name that may be determined in accordance with applicable law and (c) engage in any other transaction in furtherance of the Plan. Any such transactions shall be effective as of the Effective Date pursuant to this Confirmation Order without any further action by the stockholders, members, general or limited partners, or directors of the Debtor.

22.         Cancellation of Liens. Upon occurrence of the Effective Date, any Lien securing any Secured Claim shall be deemed released, and the holder of such Secured Claim shall be authorized and directed to release any Collateral or other property of the Debtor (including any Cash Collateral) held by such holder and to take such actions as may be requested by the Debtor or Reorganized KDI, to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases as may be required by the Debtor or Reorganized KDI.

23.         Exemption from Certain Transfer Taxes. Pursuant to Bankruptcy Code § 1146, (a) the issuance, transfer, or exchange of any securities, instruments or documents, (b) the creation of any Lien or other security interests, and (c) the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with this Plan, including, without limitation, this Confirmation Order, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under this Plan or the reinvesting, transfer or sale of any personal property of the Debtor pursuant to, in implementation of or as contemplated by the Plan (whether to Reorganized KDI or otherwise), issuance of the Reorganized KDI Common Stock and the Warrants, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each official for any county, city or governmental unit in which any instrument under the Plan is to be recorded shall, pursuant to this Confirmation Order, be ordered and directed to accept such interests without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, intangible tax or similar tax.

24.         Assumption/Rejection of Executory Contracts and Unexpired Leases. Pursuant to Article 7 of the Plan, all of the Debtor’s executory contracts and unexpired leases including those identified on the Assumed Contract Schedule (as may be altered, amended, modified or supplemented pursuant to Section 7.01 of the Plan) are deemed to be assumed as of fourteen (14) days after the Effective Date pursuant to Bankruptcy Code § 365. The other executory contracts and unexpired leases included on the Rejected Contract Schedule are deemed rejected as of the Effective Date as set forth in Article 7 of the Plan.

25.         Payments Related to Assumption of Contracts and Leases. Cure Costs related to any executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied under Bankruptcy Code § 365(b)(1), by the Debtor from Available Cash upon assumption thereof. Any objection by a counterparty to the amount of any Cure Cost must be filed, served, and actually received by the Debtor on or before the Cure Cost Objection Deadline as set forth in Section 7.02 of the Plan. Any counterparty to an executory contract or unexpired lease that fails to timely object to the cure amount will be deemed to have assented to such matters and shall be forever barred, stopped and enjoined from asserting such objection against the Debtor or Reorganized KDI. Notwithstanding the foregoing, in the event of a dispute regarding: (1) the amount of any Cure Cost, (2) the ability of Reorganized KDI to provide “adequate assurance of future performance” (within the meaning of Bankruptcy Code § 365) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption (each, an “Assumption Dispute”), the Cure Costs required by Bankruptcy Code § 365(b)(1) shall be made following the entry of a Final Order resolving the Assumption Dispute and approving the assumption; provided, however, that in the event the Debtor or Reorganized KDI and the applicable non-Debtor party involved in any Assumption Dispute cannot otherwise consensually resolve such Assumption Dispute, the Debtor or Reorganized KDI, as applicable, may reject the executory contract at issue pursuant to Bankruptcy Code § 365 rather than paying the disputed Cure Cost, by presenting a proposed order to the Bankruptcy Court for such rejection, without any other or further notice. In the event any executory contract is so rejected, the non-Debtor party thereto shall be entitled to file a Proof of Claim in accordance with the Bar Date Order, which Claim shall be classified pursuant to the Plan, but shall not be entitled to any other or further Claim or relief from either the Debtor or Reorganized KDI. Assumption of any executory contract or unexpired lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any claims or defaults, subject to satisfaction of the Cure Costs, whether monetary or nonmonetary, including defaults of provisions restricting the change of control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the effective date of assumption. Any proofs of claim filed with respect to any executory contract or unexpired lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other entity.

26.         Claims Based on Rejection of Executory Contracts. Unless otherwise provided by a Bankruptcy Court order, any Proof of Claim asserting a Claim arising from the rejection of an executory contract or unexpired lease pursuant to the Plan or otherwise must be filed no later than ten (10) days after the Confirmation Order is entered granting the rejection. Any Proof of Claim arising from the rejection of an executory contract or unexpired lease that is not timely filed shall be disallowed automatically, forever barred from assertion, and shall not be enforceable against the Debtor or Reorganized KDI without the need for any objection by any Person or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary. Unless otherwise subordinated, all Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be included in Class 4 and shall be treated in accordance with the Plan.

27.         Brocade Agreement. The Debtor and Brocade Communications Systems, Inc. and Brocade Communications Switzerland Sarl (collectively “Brocade”) have resolved Brocade’s objection to the Plan, and the Debtor agrees that the Network Subscription Agreement, and all related Schedules and Amendments (collectively the “NSA”) dated August 15, 2012 executed by the Debtor and Brocade, is and shall be treated under the Plan as an executory contract under 11 U.S.C. § 365. Further, the Debtor has determined that it will assume the NSA with Brocade. Brocade and the Debtor agree that the Cure Cost to be paid under the terms of Plan with respect to the NSA is $26,079.52.

28.         Disputed, Contingent and Unliquidated Claims. Any Disputed, contingent or unliquidated Claim shall be resolved in accordance with the procedures set forth in Article VIII of the Plan. As soon as practicable, but no later than the Claims Objection Deadline, the Debtor, and after the Effective Date, Reorganized KDI shall have the exclusive authority to file and prosecute objections to Claims and requests for estimation of Claims. The Debtor, and after the Effective Date, Reorganized KDI shall have the exclusive authority to settle, compromise or otherwise resolve or withdraw any objections to any Disputed Claim without approval of the Bankruptcy Court. All of the objection, estimation and resolution procedures contained in Article VIII of the Plan are cumulative and are not necessarily exclusive of one another.

29.         Automatic Reduction of Claims. Notwithstanding the contents of the Schedules or Proofs of Claim, Claims listed therein shall be reduced by the amount, if any, that was paid by the Debtor prior to the Effective Date, including pursuant to orders of the Bankruptcy Court. To the extent such payments are not reflected in the Bankruptcy Schedules or the Bankruptcy SOFA, such Bankruptcy Schedules and Bankruptcy SOFA will be deemed amended and reduced to reflect that such payments were made. Nothing in the Plan shall preclude the Debtor from paying Claims that the Debtor was authorized to pay pursuant to any Final Order entered by the Bankruptcy Court prior to the Effective Date.

30.         Automatic Disallowance of Late Proofs of Claim. All Proofs of Claim that were filed after the Bar Date will automatically be treated as Disallowed without the need for any further order of the Bankruptcy Court.

31.         Bar Date for Administrative Expenses. All Administrative Claims, including substantial contribution claims shall be filed no later than thirty (30) days after the Effective Date (the “Administrative Claims Bar Date”). Pursuant to Section 2.03(a) of the Plan, the Debtor will provide notice to the Holders of Administrative Claims of the Administrative Claims Bar Date. Holders of claims for U.S. Trustee fees, administrative tax claims and administrative ordinary case liabilities described in section 2.03(b) and section 2.03(c) of the Plan do not need to submit proofs of Administrative Claims. Reorganized KDI shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

32.         Professional Fees. All final requests for compensation or reimbursement of professional fees pursuant to Bankruptcy Code §§ 327, 328, 330, 331, 363, 503(b) or 1103 for services rendered to or on behalf of the Debtor before the Effective Date (other than substantial contribution claims under Bankruptcy Code § 503(b)(4)) must be filed with the Bankruptcy Court and served on Reorganized KDI and its counsel no later than thirty (30) days after the Effective Date (the “Fee Application Deadline”), unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed with the Bankruptcy Court and served on the Debtor and Reorganized KDI and their respective counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. Notwithstanding anything to the contrary in the “Interim Compensation Order” [Dkt. No. 127], Professionals shall have until the Fee Application Deadline to file their “first and final” fee applications, with the hearing thereon to be held within forty-five (45) days after the Fee Application Deadline or as otherwise ordered by the Bankruptcy Court. After the Effective Date, Reorganized KDI shall satisfy the reasonable fees and expenses incurred by counsel to the Creditors Committee in connection with the reconciliation of Claims in an amount not to exceed $125,000 (the “Claims Reconciliation Budget”). Any fees and expenses incurred after the Claims Reconciliation Budget has been exhausted shall be satisfied from Available Cash. Notwithstanding anything in the Plan to the contrary, Reorganized KDI shall not seek reimbursement or payment from Available Cash for (i) fees and expenses incurred in connection with the prosecution of Avoidance Actions and (ii) tax preparation, record-keeping, wind-down costs in connection with the liquidation of the Debtor or any of its subsidiaries, and other similar expenses incurred that are necessary to the ongoing operations of Reorganized KDI.

33.         Payment of Statutory Fees. On the Effective Date (or thereafter as may be required), the Debtor shall pay in full, in Cash (including by check or wire transfer), in U.S. dollars, all fees payable pursuant to § 1930 of title 28 of the United States Code until such time as a final decree is entered closing the Chapter 11 Case or a Final Order dismissing the Chapter 11 Case is entered.

34.         Consolidated Securities Action.

(a)          Notwithstanding anything in the Plan or this Confirmation Order to the contrary, if the Class 5 Settlement is not approved by final order pursuant to its terms, nothing in the Plan or this Confirmation Order shall release, enjoin or otherwise affect in any way any right or ability of the Houston Municipal Employee Pension System (the “Lead Plaintiff”) or any member of the putative class (the “Putative Class”) in the Consolidated Securities Action to: (i) seek or obtain any discovery in connection with the Consolidated Securities Action, (ii) pursue and prosecute the claims asserted, or which may be asserted, against any non-Debtor, other than claims asserted against a Released Person that are otherwise released or enjoined pursuant to the Plan; (iii) enter into or enforce any settlement with, or enforce any judgment obtained against, any non-Debtor in connection with or relating to the Consolidated Securities Action, including through coverage provided by any insurance and/or any proceeds therefrom, other than settlements or judgments involving claims against a Released Person that are otherwise released or enjoined pursuant to the Plan; and (iv) pursue and recover on any claims against the Debtor as a defendant in the Consolidated Securities Action but solely to the extent of any insurance proceeds that may provide coverage for any liability of the Debtor for the claims asserted in the Consolidated Securities Action. For the avoidance of doubt, this paragraph (a) does not apply if the Class 5 Settlement is approved by final order pursuant to its terms other than in respect of the obligations set forth in 34(a)(i) hereof.

(b)          From and after the Effective Date, the Debtor, Reorganized KDI and/or any transferee of the Debtor’s books, records, documents, files, electronic data relating to the Consolidated Securities Action (in whatever format, including native format) or any tangible object (collectively, the “Books and Records”) shall preserve and maintain all of the Books and Records: (i) to the extent reasonably required by Lead Plaintiff to conduct confirmatory due diligence in connection with the Class 5 Settlement and, (ii) if the Class 5 Settlement is not approved by final order pursuant to its terms, to the extent reasonably required by Lead Plaintiff until the Consolidated Securities Action is resolved by final order of the United States District Court where such action is pending.

(c)          Nothing in the Plan or this Confirmation Order shall constitute a determination that any directors and officers liability insurance proceeds constitute property of the Debtor’s estate. Moreover, nothing shall prevent Lead Plaintiff from seeking to enforce the Class 5 Settlement pursuant to its terms in the event of the Debtor’s breach thereof.

35.         Releases by the Debtor, its Estate and Reorganized KDI. Except as otherwise expressly provided in this Confirmation Order and except for the right to enforce the Plan and the Plan Documents that remain in effect after the Effective Date, as of the Effective Date, for good and valuable consideration, including the services of the Released Persons to facilitate the reorganization of the Debtor and the implementation of the restructuring contemplated by the Plan, to the fullest extent permissible under applicable law, all Released Persons are deemed released and discharged by the Debtor and its Estate and Reorganized KDI, from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtor or Reorganized KDI, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtor, its Estate, Reorganized KDI, or their respective affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtor, Reorganized KDI, the Chapter 11 Case, the Debtor’s restructuring, the DIP Facility, the Plan Support Agreement and related agreements, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtor and any Released Persons, the restructuring of Claims and Interests before or during the Chapter 11 Case, the negotiation, formulation or preparation of the Plan and Disclosure Statement, or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Confirmation Date, other than claims or liabilities arising out of or relating to any act or omission of a Related Person or a former office or director of the Debtor that constitutes willful misconduct (including fraud) or gross negligence. The foregoing release shall not apply to any express contractual or financial obligations or any right or obligations arising under or that is part of the Plan or any agreements entered into pursuant to, in connection with, or contemplated by the Plan.

36.         Releases by Holders of Claims and Interests and Other Released Persons. Except as otherwise provided in the Plan or this Confirmation Order, as of the Effective Date, each Holder of a Claim or an Interest and each Released Person shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Debtor, Reorganized KDI, and the Released Persons from any and all Claims, Interests, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims, asserted on behalf of the Debtor, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Chapter 11 Case, the Debtor’s restructuring, the DIP Facility, the Plan Support Agreement and related agreements, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtor and any Released Persons, the restructuring of Claims and Interests before or during the Chapter 11 Case, the negotiation, formulation or preparation of the Plan and Disclosure Statement, the Plan Supplement or related agreements, instruments or other documents, upon any other act or omission, transaction, agreement, event or other occurrence relating to the Debtor taking place on or before the Confirmation Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Person that constitutes willful misconduct (including fraud) or gross negligence. Notwithstanding anything to the contrary in the foregoing, the release set forth in this paragraph does not release any post-Effective Date obligations of any party under the Plan or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

37.         No Waiver of Plan Section 12.04 Releases. Notwithstanding anything to the contrary contained in section 12.04 of the Plan, the releases set forth therein shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Debtor to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by the Debtor pursuant to the Plan or this Confirmation Order.

38.         Plan Section 12.04 Releases Integral to Plan. Each of the releases provided in section 12.04 of the Plan is an integral part of the Plan and is essential to its implementation. Each of the Released Persons shall have the right to independently seek the enforcement of such releases.

39.         Exculpation. The Released Persons shall not be liable for any cause of action arising in connection with or out of the administration of the Chapter 11 Case, the planning of the Chapter 11 Case, the formulation, negotiation or implementation of the Plan, the good faith solicitation of acceptances of this Plan in accordance with Bankruptcy Code § 1125(e), pursuit of Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan, except for gross negligence or willful misconduct as determined by a Final Order of the Bankruptcy Court. All Holders of Claims and Interests are enjoined from asserting or prosecuting any Claim or Cause of Action against any Released Person for which such party has been exculpated from liability pursuant to the preceding sentence.

40.         Survival of Debtor’s Indemnification Obligations. Except with respect to the Excluded Parties, any obligations of the Debtor pursuant to its corporate charters, bylaws, other organization documents, employment agreements or other agreements to indemnify current officers, directors, agents or employees that were employed or otherwise retained by the Debtor as of the day immediately prior to the Confirmation Hearing with respect to all present and future actions, suits, and proceedings against the Debtor or Reorganized KDI or such directors, officers, agents and/or employees, based upon any act or omission for or on behalf of the Debtor shall not be discharged or impaired by Confirmation of the Plan provided that neither the Debtor nor Reorganized KDI shall indemnify directors of the Debtor for any Claims or Causes of Action arising out of or relating to any act or omission that is a criminal act or constitutes intentional fraud. All such obligations shall be deemed and treated as executory contracts to be assumed by the Debtor under the Plan and shall continue as obligations of Reorganized KDI unless any such obligation is specifically rejected by order of the Bankruptcy Court.

41.         Subordinated Claims. The allowance, classification and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether under general principals of equitable subordination, Bankruptcy Code § 510(b) or otherwise. Pursuant to Bankruptcy Code § 510, the Debtor’s rights are reserved to re-classify any Allowed Claim or Interests in accordance with any contractual, legal or equitable subordination relating thereto. For the avoidance of doubt, the Plan and this Confirmation Order shall not constitute a determination as to subordination pursuant to Bankruptcy Code § 510 or otherwise of any timely filed claims of Allred, Benchmark Video Technologies Pte. Ltd., Jason Clement A., Nallamuthu S, Mani Pathang Eswaran, V. Ramarathinam, S. Ramesh Babu, Sathyanarayanan Venugopalan, Benscheidt, Building B, Inc., Pati, Wilson, Sonsini, Goodrich & Rosati, and Wiser which claims shall be determined through the claims allowance process. The rights of the Debtor and these Claimants with respect to these Claims are expressly reserved. Pursuant to Sections 8.05 and 8.07 of the Plan, these Disputed Claims shall be included in full in the Disputed Claims Reserve, pending further order of the Court. Insofar as the Debtor is rejecting agreements underlying these claims and related agreements as executory contracts, these Claimants’ rights to contend that such agreements are or were not executory are fully reserved.

42.         Discharge of Claims and Termination of Interests. Except as otherwise provided in the Plan, effective as of the Effective Date: (a) the rights afforded in the Plan and the treatment of all Claims and Interests shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtor or any of its assets, property or estate; (b) the Plan shall bind all Holders of Claims and Interests, notwithstanding whether any such Holders failed to vote to accept or reject the Plan or voted to reject the Plan; (c) all Claims and Interests shall be satisfied, discharged and released in full, and the Debtor’s liability with respect thereto shall be extinguished completely, including any liability of the kind specified under section 502(g) of the Bankruptcy Code; and (d) all entities shall be precluded from asserting against the Debtor, Reorganized KDI, their Estates, successors, assigns, and their assets and properties, any other claims or interests based upon any document, instruments or any act or omission, transaction or other activity of any kind or nature that occurred before the Effective Date.

43.         Injunction.

(a)          In General. From and after the Effective Date, all Persons are permanently enjoined from commencing or continuing in any manner, any Cause of Action released or to be released pursuant to the Plan or this Confirmation Order.

(b)          Released Persons. From and after the Effective Date, to the extent of the releases and exculpation granted in section 12.04 and section 12.05 of the Plan, the releasing persons shall be permanently enjoined from commencing or continuing in any manner against the Released Persons and/or their assets and properties, as the case may be, any suit, cause of action or other proceeding, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, interest or remedy released or to be released pursuant to section 12.04 of the Plan or this Confirmation Order.

(c)          Injunction. Except as provided in the Plan or this Confirmation Order, as of the Effective Date, (I) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, Causes of Action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to the Debtor or Reorganized KDI or any of their respective assets, property and Estates, that is released pursuant to Section 12.04 of the Plan, (II) all other parties in interest, and (III) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged claims or other obligations, suits, judgments, damages, debts, rights, remedies, Causes of Action or liabilities, and of all interests or other rights of a Holder of an equity security or other ownership interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (b) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (c) creating, perfecting or in any way enforcing in any manner, directly or indirectly, any lien; (d) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under Section 12.04 of the Plan; and (e) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or this Confirmation Order.

(d)          Complete Satisfaction. The rights afforded in the Plan and the treatment of all Claims and Interests herein shall be in exchange for and in complete satisfaction of all Claims and Interests of any nature whatsoever, including any interest accrued on claims from and after the Petition Date, against the Debtor or any of its assets, property or Estate. On the Effective Date, except as otherwise expressly provided for in the Plan, all such Claims and Interests against the Debtor shall be fully released, discharged and cancelled.

(e)          Bankruptcy Rule 3016 Compliance. The Debtor’s compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

(f)          Integral to Plan. Each of the injunctions provided in section 12.04 of the Plan is an integral part of the Plan and is essential to its implementation. Each of the Released Persons and any other Persons protected by the injunctions set forth in section 12.04 of the Plan shall have the right to independently seek the enforcement of such injunctions.

44.         Binding Release Provisions. All release provisions embodied in the Plan, including but not limited to those contained in section 12.04 of the Plan, are approved and shall be effective and binding on all Persons, to the extent provided in the Plan and this Confirmation Order.

45.         Term of Stays. Unless otherwise provided in the Plan and/or this Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Bankruptcy Code §§ 105 or 362 or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan and/or this Confirmation Order shall remain in full force and effect in accordance with their terms.

46.         Setoffs. Except for any Claim that is Allowed in an amount set forth in the Plan, the Debtor or Reorganized KDI may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever that the Debtor may have against the Holder of any such Claim. If the Debtor does not setoff its claims, no waiver or release by the Debtor of any such claims shall be deemed to have occurred, and all such claims shall be reserved for and retained by Reorganized KDI. Notwithstanding anything in this Paragraph, any setoff rights of Invigor Group Limited set forth in its Proofs of Claim shall be expressly reserved.

47.         Recoupment. Except as provided in the Plan and/or this Confirmation Order any Holder of a Claim or Interest shall not be entitled to recoup any Claim or Interest against any Claim, right, or Cause of Action of the Debtor or Reorganized KDI, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtor on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

48.         Retention of Causes of Action/Reservation of Rights. Except as otherwise provided in the Plan, the Debtor shall retain and Reorganized KDI may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all claims, rights, causes of action, suits and proceedings, whether in law or in equity, whether known or unknown, that the Debtor or its Estate may hold against any person or entity (including, without limitation, any Holder of an Unimpaired Claim) without approval of the Court, including without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim and/or Claim for setoff which seeks affirmative relief against the Debtor, Reorganized KDI, or their officers, directors or representatives; and (ii) the turnover of any property of the Debtor or its estates; provided, however, that the Debtor (and Reorganized KDI after the Effective Date) shall not retain any Claims or Causes of Action against Released Persons (other than Claims or Causes of Action arising out of or relating to any act or omission of a Released Person that is a criminal act or constitutes intentional fraud, which Claims or Causes of Action are preserved). Reorganized KDI and its successor(s) may pursue such retained claims, rights or causes of action, suits or proceedings, as appropriate, in accordance with the best interests of Reorganized KDI or its successor(s) who holds such rights. For the avoidance of doubt, any Claims or Causes of Action of the Debtor against Grant Thornton, its auditor, are expressly retained and reserved.

49.         Plan Modifications and Clarifications. The Plan, as originally filed and distributed for solicitation, was modified by the Bankruptcy Rule 9019 settlements approved in this Confirmation Order and by other non-material changes, none of which adversely affected the treatment and rights of the Holders of any Claim or Interest under the Plan.

50.         Retention of Jurisdiction. The Court shall, and hereby does, retain jurisdiction of these Chapter 11 Case for all of the purposes set forth in Article XI of the Plan and for the purposes provided in §§ 1127(b) and 1142 of the Bankruptcy Code and Bankruptcy Rule 3020(d).

51.         Effect of Confirmation; Discharge. Pursuant to Bankruptcy Code § 1141(d), and except as otherwise specifically provided in the Plan and/or this Confirmation Order, the Plan distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of all Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtor or any of its assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and causes of action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtor before the Effective Date and that arise from a termination of employment or a termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in Bankruptcy Code §§ 502(g), 502(h), or 502(i), in each case whether or not: (A) a Proof of Claim or Interest based upon such debt, right, claim, or interest is filed or deemed filed pursuant to Bankruptcy Code § 501; (B) a Claim or Interest based upon such claim, debt, right, or interest is Allowed pursuant to Bankruptcy Code § 502; or (C) the Holder of such a Claim or Interest has accepted the Plan. Subject to the terms of the Plan and/or this Confirmation Order, any default by the Debtor or its Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Case shall be deemed satisfied on the Effective Date. Subject to the terms of the Plan, this Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring. Subject to the terms of the Plan, this Confirmation Order shall be a judicial determination of discharge of all liabilities of the Debtor, its Estate, Reorganized KDI and all successors thereto. As provided in Bankruptcy Code § 524, subject to the terms of the Plan and/or this Confirmation Order such discharge shall void any judgment against the Debtor, its Estate, Reorganized KDI or any successors thereto at any time obtained to the extent it relates to a Claim or Interest discharged, and operates as an injunction against the prosecution of any action against Reorganized KDI or its property and assets to the extent it relates to a discharged Claim or Interest.

52.         Governmental Approvals Not Required. Except as set forth in the Plan, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to (i) the implementation or Consummation of the Plan and (ii) any related documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement, any related documents, instruments or agreements related thereto, and any amendments or modifications to any of the foregoing.

53.         Order Effective and Enforceable Immediately. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 6006(d) and 7062, this Confirmation Order shall be effective and enforceable immediately upon entry. Pursuant to Bankruptcy Code § 1141 and the other applicable provisions of the Bankruptcy Code, on or after entry of the Confirmation Order and subject to the occurrence of the Effective Date, the terms of the Plan (including all documents and agreements executed pursuant thereto and in connection therewith), the Plan Supplement, and this Confirmation Order shall be immediately effective and enforceable and shall bind the Debtor, the Released Persons, all holders of Claims or Interests of the Debtor (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted or are deemed to have accepted the Plan), any other person giving, acquiring or receiving property under the Plan, any and all non-Debtor parties to executory contracts and unexpired leases with the Debtor, any other party in interest in the Chapter 11 Case, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing. On the Effective Date, all settlements, compromises and releases (including, without limitation, the releases set forth in Article 12 of the Plan), waivers, discharges, exculpations and injunctions set forth in the Plan shall be effective and binding on Persons who may have had standing to assert any settled, compromised, released, waived, discharged, exculpated or enjoined Causes of Action after the Effective Date. The Debtor is authorized to consummate the Plan and the transactions contemplated thereby immediately upon, or concurrently with, satisfaction of the conditions set forth in the Plan.

54.         Substantial Consummation. The Plan shall be deemed to be substantially consummated on the Effective Date.

55.         Notice of the Confirmation Order and Effective Date. On or before fourteen (14) Business Days after the entry of this Confirmation Order, pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), the Debtor shall give notice of entry of this Confirmation Order (the “Notice of Confirmation”) by delivering such Notice of Confirmation to all creditors and interest holders, the U.S. Trustee and other parties in interest by electronic mail if addresses are available or otherwise by first-class mail, postage prepaid. The Debtor shall also post the Notice of Confirmation on the website maintained by the Balloting Agent at http://www.americanlegalclaims.com/KDI. Such notice is adequate under the circumstances and no other or further notice is necessary. As soon as practicable after the occurrence of the Effective Date, the Debtor shall file on the docket of the Bankruptcy Court a Notice of Effective Date stating that (i) all conditions to the occurrence of the Effective Date have been satisfied or waived with the consent of the Plan Support Group; (ii) the Effective Date has occurred and specifying the date thereof for all purposes under this Plan; and (iii) setting forth the name, address and telephone number for Reorganized KDI; provided, however, that failure to file such notice shall not affect the effectiveness of the Plan or the rights and substantive obligations of any Person hereunder.

56.         Order as Recording Instrument. Notice of entry of this Confirmation Order (i) shall have the effect of an order of the Court, (ii) shall constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and (iii) shall be a recordable instrument notwithstanding any contrary provision of nonbankruptcy law. The Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

57.         Non-Occurrence of Effective Date and Failure to Consummate the Plan. Pursuant to section 9.05 of the Plan, if the Plan fails to be confirmed or become effective, then (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Class of Claims) unless otherwise agreed to by the Debtor and any counterparty to such settlement or compromise, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person; (ii) prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor; or (iii) constitute an admission of any sort by the Debtor or any other Person.

58.         Order Nonseverable. The provisions of this Confirmation Order are nonseverable and mutually dependent. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted is (i) valid and enforceable pursuant to its terms and (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtor or Reorganized KDI, as the case may be.

59.         Conflicts between Confirmation Order and Plan. To the extent of any inconsistency between the provisions of the Plan and this Confirmation Order, the terms and provisions contained in this Confirmation Order shall govern.

60.         Captions and Headings. Captions and headings herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the interpretation of, this Confirmation Order.

61.         Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of New York, without giving effect to the principles of conflicts of law thereof, shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of each such agreement shall control).

62.         Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

Dated:	August 7, 2013

New York, New York

s/ Robert E. Gerber
THE HONORABLE ROBERT E. GERBER
UNITED STATES BANKRUPTCY JUDGE

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